Exhibit 8.1

SUBSCRIPTION ESCROW AGREEMENT

This ESCROW AGREEMENT (“Agreement”) is made and entered into as of January 09, 2026 by and among NextTrip Privilege, Inc., a Nevada Corporation, (the “Company”), ICON Capital Group LLC, a Texas Limited Liability Company, (the “Managing Broker-Dealer”) and Encore Bank, a Arkansas chartered bank (in its capacity as escrow holder, “Escrow Agent”).

RECITALS

This Agreement is being entered into in reference to the following facts:

A.          The Company intends to offer and sell to prospective investors (“Investors”), as disclosed in its offering materials, in a registered offering pursuant to the Securities Act of 1933, as amended, or exemption from registration under such act (i.e. Regulation A+, CF, D or S) (the “Offering”), the equity, debt, or other securities of the Company (the “Securities”) with no minimum raise amount required and a maximum of Twenty Million Dollars ($20,000,000.00) (the “Maximum Offering Amount”) as described in the Company’s disclosure materials and/or the Subscription Agreement (as defined below) applicable to the Offering.

B.          In connection with the Offering, the Company and Managing Broker-Dealer desire to establish an Escrow Account (as defined below) with Escrow Agent on the terms and subject to the conditions set forth herein.

C.          Company and Managing Broker Dealer request that Escrow Agent serve as the escrow agent and Escrow Agent is willing to serve as the escrow agent in accordance with the terms and conditions set forth in this Escrow Agreement.

ARTICLE 1 - ESCROW FUNDS

1.1          Appointment of Escrow Agent. The Company hereby appoints Escrow Agent to act as escrow holder for the Escrow Funds (as defined below) under the terms of this Agreement. Escrow Agent hereby accepts such appointment, subject to the terms, conditions, and limitations hereof.

1.2          Establishment of Escrow. Immediately following Escrow Agent’s execution of this Agreement, Escrow Agent will:

(a)          open a non-interest-bearing checking account with Encore Bank, as depository (the “Escrow Account”), for the purpose of receiving and holding the proceeds of the Offering (net of any fees and/or holdbacks, the “Escrow Funds”).

1.3          Payments.

(a)          Each Investor will be instructed by the Company and the Managing Broker-Dealer to pay a predetermined Payment as indicated on the applicable Subscription Agreement or an Investment Portal website hosted by or on behalf of the Company (the “Site”), in the form of a credit card, check, wire transfer, or ACH payment payable to the order of “Encore Bank, as Escrow Agent for NextTrip Privilege, Inc. Following receipt of an Investor’s Payment, the Managing Broker-Dealer will review, via the Site; (i) the Investor’s name, address, and total purchase price to be remitted for the Securities to be purchased by the Investor (the “Total Purchase Price”), and (ii) the Payment (together, the “Proposed Investments”). The Managing Broker-Dealer will advise the Company with respect to the Proposed Investments, pursuant to the Company’s engagement of the Managing Broker-Dealer.

(b)          Upon the Company’s review and acceptance of the Proposed Investments, the Payments shall be automatically released to the Escrow Account as Escrow Funds, subject to any payment processing fees and/or holdbacks determined by the Managing Broker-Dealer.

(c)          Escrow Agent shall have no obligation to accept Escrow Funds or documents from any party other than the Investors, the Managing Broker-Dealer or the Company. Any checks that are made payable to a party other than Escrow Agent shall be returned to the party submitting the check, and if received by the Company shall not be remitted to Escrow Agent. Proceeds in the form of wire or other electronic funds transfers are deemed deposited into the Escrow Account and considered “Collected Funds” when received by Escrow Agent. Any Payments tendered in the form of a check, draft or similar instrument are deemed deposited when the collectability thereof has been confirmed in the reasonable business judgement of Escrow Agent; after such time, such Payments are considered “Collected Funds.” Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. Should any check be deemed uncollectible for any reason, Escrow Agent will notify the Company and Managing Broker-Dealer of the amount of such return check, the name of the Investor, the reason for return, and return the check to the Investor.

(d)          Escrow Agent will hold all Escrow Funds in escrow and such monies shall not become the property of the Company, any Investor, or the Managing Broker-Dealer, unless and until the conditions set forth in this Agreement to disbursement of such monies have been fully satisfied.

(e)          The Escrow Funds shall be disbursed by Escrow Agent from the Escrow Account by wire transfer to the appropriate payee(s) in accordance with the provisions of this Agreement.

(f)          Escrow Agent shall not be required to take any action under this Section 1.3 or any other section hereof until it has received proper written instruction from the Company and the Managing Broker-Dealer. Such written instructions from the Company shall be signed by an Authorized Representative (as defined below) of the Company. Except as otherwise expressly contemplated herein, all parties hereby direct and instruct Escrow Agent to accept any payment or other instructions provided by the Company, and Escrow Agent shall have no duty or obligation to authenticate such payment or other instructions or the authorization thereof. Escrow Agent shall not be required to release any funds that constitute Escrow Funds unless the funds represented thereby are Collected Funds.

1.1          Investments.

(a)          The Escrow Fund will be held by Escrow Agent in a deposit account at Encore Bank, an Arkansas banking corporation (the “Escrow Account”) or another deposit account at such bank as set forth in any subsequent written instruction signed by Company and Managing Broker Dealer. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice. If interest-bearing, Escrow Agent shall not be obligated to pay any particular yield or rate of return on the Escrow Fund. Any investment earnings and income on the Escrow Fund shall become part of the Escrow Fund and shall be disbursed in accordance with this Escrow Agreement.

(b)          To the extent not previously provided, to facilitate opening of the Escrow Account, each of Company and Managing Broker Dealer agree to provide all documents and information necessary to for Encore Bank to establish the Escrow Account in accordance with its usual business practices.

1.4          Cancellation of Subscriptions.

(a)          The Company may cancel any Investor’s offer to purchase Securities (the “Subscription”), in whole or in part. If all or any portion of the Total Purchase Price for such rejected or canceled Subscription has been delivered to Escrow Agent, then the Managing Broker-Dealer will inform Escrow Agent in writing of the rejection or cancellation and will either refund through the Site or instruct Escrow Agent to refund some or all of the Escrow Funds from the Escrow Account.

(b)          All Subscriptions are irrevocable, and except as otherwise provided in the Investor’s Subscription Agreement (the “Subscription Agreement”). No such Investor will have any right to cancel or rescind its Subscription, except as required under the law of any jurisdiction in which the Offering is made. In the event of conflicting claims to any Escrow Funds, Escrow Agent may elect to interplead the monies in accordance with Section 3.6 of this Agreement.

ARTICLE 2 - DISBURSEMENT PROCEDURES

2.1          Disbursement of Proceeds. Escrow Agent shall hold and disburse the Escrow Funds m accordance with the following procedures:

(a)          Subject to the provisions of Section 2.l(b) through Section 2.l(f), in the event Escrow Agent receives Collected Funds for the Minimum Offering prior to the termination of this Agreement, and at any point thereafter, and from time to time, promptly after Escrow Agent’s receipt of written instructions from both the Company and the Managing Broker-Dealer in the form of Exhibit “A” attached to this Agreement, Escrow Agent shall disburse by wire transfer the principal amount of all Escrow Funds then held by Escrow Agent, or such lesser amount as may be specified in such written instructions. Escrow Funds shall be distributed within two (2) business days of Escrow Agent’s receipt of such written instructions, which must be received by Escrow Agent no later than 11:00 a.m. Central Time on a business day for Escrow Agent to process such instructions that business day.

(b)          Escrow Agent shall continue to accept deposits of additional Payments until a date (the “Final Closing Date”) which is the earlier of (i) the date on which Escrow Agent receives written notification, signed by an Authorized Representative of the Company, that the Company has accepted Subscriptions in the aggregate amount of the Maximum Offering Amount, or (ii) the date on which Escrow Agent receives written notification, signed by an Authorized Representative of the Company, of the Company’s determination of a final closing date for receipt of Escrow Funds. Promptly from and after the Final Closing Date, Escrow Agent shall return directly to the Investor in the same method as the Investor caused payment pursuant to Section 1.3(a), the principal amount of any Escrow Funds received by Escrow Agent after the Final Closing Date and shall cease to accept any additional Escrow Funds.

(c)          If the Company and the Managing Broker-Dealer give written notice to Escrow Agent of the termination or withdrawal of the Offering, in the form of Exhibit “B” attached hereto, then promptly after such notification, Escrow Agent shall return, as a complete distribution, each Investor’s Escrow Funds held by Escrow Agent, without deduction, penalty, or expense to Investor to such Investor in the same method as the Investor caused payment pursuant to Section 1.3(a); provided, however, that to the extent an Investor’s Escrow Funds were received by Escrow Agent from a merchant processor or a qualified intermediary, such funds shall be deducted by the merchant processor or returned to the qualified intermediary, as the case may be. In the event of the termination of the Offering pursuant to this Section 2.1(c), the Escrow Funds shall not, under any circumstance, be returned to the Managing Broker-Dealer or the Company. The Company represents, warrants, and agrees that the Escrow Funds returned to each Investor (or debited from the merchant processor or returned to such Investor’s qualified intermediary) are and shall be free and clear of any and all claims of the Company and its creditors.

(d)          If an Investor is entitled to terminate its Subscription, or the Company rejects such Subscription, for which Escrow Agent has received Escrow Funds, Escrow Agent shall, upon a written instruction signed by an Authorized Representative of each of the Company and Managing Broker Dealer, promptly return directly to such Investor that portion of the Escrow Funds associated with of such Investor that are held by Escrow Agent and specified in the written instruction. If Escrow Agent has not yet collected funds but has submitted the Investor’s check for collection, Escrow Agent shall promptly return the funds in the amount of the Investor’s payment to such Investor after such funds have been collected.

(e)          If any date that is a deadline under this Agreement for giving Escrow Agent notice or instructions or for Escrow Agent to take action is not a business day, then such date shall be the business day that immediately precedes such date. A “business day” is any day other than a Saturday, Sunday or any other day on which banking institutions located in the state of Arkansas, are authorized or obligated by law or executive order to close.

ARTICLE 3 - GENERAL ESCROW PROCEDURES

3.1          Accounts and Records. Escrow Agent shall keep accurate books and records of all transactions hereunder. The Company and Escrow Agent shall each have reasonable access to one another’s books and records concerning the Offering and the Escrow Account. Upon final disbursement of the Escrow Funds, Escrow Agent shall deliver to the Company an accounting of all transactions relating to the Escrow Account.

3.2          Duties. Escrow Agent’s duties and obligations hereunder shall be determined solely by the express provisions of this Agreement. Escrow Agent’s duties and obligations are purely contractual and ministerial in nature, and nothing in this Agreement shall be construed to give rise to any fiduciary obligations of Escrow Agent with respect to the Investors or to the parties to this Agreement. Without limiting the generality of the foregoing, Escrow Agent is not charged with any duties or responsibilities with respect to any documentation associated with the Offering and shall not otherwise be concerned with the terms thereof. Escrow Agent shall have no responsibility to ensure the Company’s or the Managing Broker-Dealer’s compliance with any laws in connection with the Offering. Escrow Agent is not required to solicit funds from the Company or any Investor in connection with this Agreement. Escrow Agent shall not be required to notify or obtain the consent, approval, authorization, or order of court or governmental body to perform its obligations under this Agreement, except as expressly provided herein. The parties agree that Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

3.3          Liability Limited. Escrow Agent shall not be liable to anyone whatsoever by any reason of error of judgment or for any act done or step taken or omitted by Escrow Agent in good faith or for any mistake of fact or law or for anything which they may do or refrain from doing in connection herewith unless caused by or arising out of their own gross negligence or willful misconduct. In no event shall Escrow Agent be liable for any indirect, special, consequential damages, or punitive damages. Escrow Agent shall have no responsibility to ensure anyone’s compliance with any securities laws in connection with the Offering, and Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any other agreements or arrangements.

(a)          Escrow Agent shall not be required to notify or obtain the consent, approval, authorization, or order of any court or governmental body to perform its obligations under this Escrow Agreement, except as expressly provided herein.

(b)          Escrow Agent shall not be liable or responsible for: (i) the genuineness, sufficiency, correctness as to form, manner of execution or validity of any instrument or instruction provided to Escrow Agent, nor the identity, authority or rights of any person executing the same; (ii) any misrepresentation or omission in the Subscription Agreement or any failure to keep or comply with any of the provisions of any agreement, contract, or other instrument referred to therein; (iii) the failure of investor to deposit, or any delay in depositing, the Escrow Fund with Escrow Agent; (iv) any error of judgment or act taken or omitted to be taken in good faith; or (v) any conduct or omission unless such conduct or omission was as a result of Escrow Agent’s gross negligence or willful misconduct.

(c)          Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by Escrow Agent. Escrow Agent shall be reimbursed as set forth in Section 3.4 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees. Escrow Agent shall not be responsible for the conduct of agents or attorneys appointed by it with due care. Nothing herein contained shall be deemed to impose upon the Escrow Agent any duty to exercise discretion, it being the intention hereof that the Escrow Agent shall not be obligated to act except upon written instructions or direction. The Escrow Agent shall not be liable for any action (or refraining from any action) taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it in this Escrow Agreement.

(d)          In no event shall Escrow Agent be liable for any indirect, special, consequential, or exemplary damages.

3.4          Fees. The Company shall pay Escrow Agent the fees based on the fee schedules attached hereto as Exhibits “C”. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorneys’ fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. Escrow Agent is hereby authorized by the Company to deduct any fees not timely paid, and any unpaid fees before final distribution of the Escrow Fund, from the Escrow Fund. To the extent Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing.

3.5          Exculpation. Escrow Agent’s duties hereunder shall be strictly limited to the safekeeping of monies, instruments or other documents received by Escrow Agent and any further responsibilities expressly provided in this Agreement. Escrow Agent will not be liable for:

(a)          the genuineness, sufficiency, correctness as to form, manner or execution or validity of any instrument deposited in the Escrow, nor the identity, authority or rights of any person executing the same; any misrepresentation or omission in any documentation associated with the Offering or any failure to keep or comply with any of the provisions of any agreement, contract, or other instrument referred to therein; or

(b)          the failure of the Managing Broker-Dealer any Investor to transmit, or any delay in transmitting, any Investor’s Total Purchase Price to Escrow Agent.

3.6          Interpleader. If (i) conflicting demands are made or notice served upon Escrow Agent with respect to the escrow or (ii) Escrow Agent is otherwise uncertain as to its duties or rights hereunder, then Escrow Agent shall have the absolute right at its election to do either or both of the following:

(a)          withhold and stop all further proceedings in, and performance of, this Agreement; or

(b)          file a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves. In the event such interpleader suit is brought, Escrow Agent shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the Company shall pay Escrow Agent actual costs, expenses and reasonable attorney’s fees expended or incurred by Escrow Agent, the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

3.7          Indemnification and Contribution. The Company agrees to defend, indemnify and hold Escrow Agent and its affiliates and their respective directors, officers, agents (“Indemnified Parties”) harmless from and against all costs, damages, judgments, attorneys’ fees, expenses, obligations and liabilities of any kind or nature (“Damages”) to the fullest extent permitted by law, from and against any Damages or liabilities related to or arising out of this Agreement which the Indemnified Parties may reasonably incur or sustain in connection with or arising out of the escrow or this Agreement and will reimburse the Indemnified Parties for all expenses (including attorneys’ fees) as they are incurred by the Indemnified Parties in connection with investigating, preparing or defending any such action or claim whether or not in connection with pending or threatened litigation in which the Indemnified Parties is or are a party; provided, however, the Company will not be responsible for Damages or expenses which are finally judicially determined to have resulted from an Indemnified Party’s gross negligence or willful misconduct. The provisions of this section shall survive the termination of this Agreement and any resignation of Escrow Agent.

3.8          Compliance with Orders. If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Funds (including but not limited to orders of attachment or any other forms of levies or injunctions or stays relating to the transfer of the Escrow Funds), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

3.9          Resignation.

(a)          Escrow Agent may resign as escrow holder hereunder upon thirty (30) days prior written notice to the Company and shall thereupon be fully released from any obligation to perform any further duties imposed upon it hereunder. Company and Managing Broker-Dealer shall promptly appoint a successor escrow agent. Escrow Agent will transfer all files and records relating to the Escrow and Escrow Account to any successor escrow holder mutually agreed to in writing by Company and Managing Broker-Dealer upon receipt of a copy of the executed escrow instructions designating such successor. If Company and Managing Broker-Dealer have failed to appoint a successor escrow agent prior to the expiration of fourteen (14) calendar days following the delivery of such notice of resignation from Escrow Agent, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon Company and Managing Broker-Dealer. Company and Managing Broker-Dealer shall be jointly and severally liable for Escrow Agent’s costs and expenses including attorneys incurred in such proceedings.

(b)          In the case of a resignation of Escrow Agent, Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder. The successor escrow agent appointed by Company and Managing Broker-Dealer shall execute, acknowledge and deliver to Escrow Agent and the other parties an instrument in writing accepting its appointment hereunder. Thereafter, Escrow Agent shall deliver all of the then-remaining balance of the Escrow Funds, less any expenses then incurred by and unpaid to Escrow Agent, to such successor escrow agent in accordance with the joint written direction of Company and Managing Broker-Dealer and upon receipt of the Escrow Funds, the successor escrow agent shall be bound by all of the provisions of this Agreement.

3.10         Filings and Resolution. Concurrently or prior to the execution and delivery of this Agreement, the Company shall deliver to Escrow Agent a copy of its certificate of formation or other charter documents and all documents and information necessary to for Encore Bank to establish the Escrow Account in accordance with its usual business practices.

3.11         Authorized Representatives. The Company hereby identifies to Escrow Agent the officers, employees or agents designated on Schedule I attached hereto as an authorized representative (each, an “Authorized Representative”) with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to Escrow Agent. Schedule I may be amended and updated by written notice to Escrow Agent. Escrow Agent shall be entitled to rely on such original or amended Schedule I with respect to any party until a new Schedule I is furnished by such party to Escrow Agent. The Managing Broker-Dealer hereby agrees that any of its officers, employees or agents shall have authority to sign any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to Escrow Agent.

3.12         Term. The term of this Agreement shall commence as of the date first above written and shall end on the date that all funds in the Escrow Account are disbursed pursuant to this Agreement and all reporting obligations specified herein have been satisfied.

3.13         Identification Number. The Company represents and warrants that (a) its Federal tax identification number (“TIN”) specified on the signature page of this Agreement underneath its signature is correct and is to be used for 1099 tax reporting purposes, and (b) it is not subject to backup withholding. The Company shall provide Escrow Agent with the TIN and verification that the person or entity is not subject to backup withholding for any person or entity to whom interest is paid on any of the Proceeds, if applicable. Such verification may be evidenced by providing Escrow Agent with a Subscription Agreement containing appropriate language or a copy of a W-9.

3.14         Reliance. When Escrow Agent acts on any communication (including, but not limited to, communication with respect to the transfer of funds) sent by electronic transmission, Escrow Agent, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party involved or is not in the form the party involved sent or intended to send (whether due to fraud, distortion or otherwise). Escrow Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from Escrow Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company and the Managing Broker-Dealer agree to assume all risks arising out of the use of such electronic transmission to submit instructions and directions to Escrow Agent, including without limitation the risk of Escrow Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

3.15        Force Majeure. Escrow Agent shall not incur liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, pandemic or public health emergency, any act of God or war, terrorism or the unavailability of the Connect Account, the Federal Reserve Bank or other wire or communication facility).

ARTICLE4 - GENERAL PROVISIONS

4.1          Notice. Any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device (including email), and shall be effective (a) on the day when personally served, including delivery by overnight mail and courier service, (b) on the third business day after its deposit in the United States mail, and (c) on the business day of confirmed transmission by telecommunications device (including email). The addresses of the parties hereto (until notice of a change thereof is served as provided in this Section 4.1 shall be as follows:

To Company:

NextTrip Privilege, Inc.

Address: 1560 Sawgrass Corporate Parkway, Suite 400,

Sunrise, FL 33323

Attn: Frank “Donald” Orzechowski

Phone: (203) 733-1356

Email: frank.orzechowski@nexttrip.com

To Managing Broker Dealer:

ICON Capital Group LLC

Address: 5 Upper Newport Plaza Suite 200

Newport Beach CA 92660

Attn: John Calicchio

Phone: 917-868-1700

Fax: 949-693-0900

Mobile: 949-418-8669

Email: JC@ICONCAPG.COM

To Escrow Agent:

Encore Bank

Attn: Escrow Services Group

Email: TPE@bankencore.com

Address: 7800 Dallas Parkway Suite 155

Plano, Texas 75024

4.2          Amendments. Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by the parties hereto, and no waiver of any provision hereof will be effective unless expressed in a writing signed by the parties hereto.

4.3          Wiring Instructions. In the event fund transfer instructions are given, such instructions must be communicated to Escrow Agent in writing delivered pursuant to Section 4.1. Escrow Agent shall seek confirmation of such instructions by telephone call-back to an Authorized Representative (in the case of the Company) or other authorized person, and Escrow Agent may rely upon the confirmations of anyone purporting to be the Authorized Representative or other authorized person so designated. Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

4.4	Notifications.

(a)       Escrow Agent may, but need not, honor and follow instructions, amendments or other orders ("orders") which shall be provided by telephone facsimile transmission ("faxed") to Escrow Agent in connection with this Agreement and may act thereon without further inquiry and regardless of whom or by what means the actual or purported signature of the Company may have been affixed thereto if such signature in Escrow Agent's sole judgment resembles the signature of the Company. The Company indemnifies and holds Escrow Agent free and harmless from any and all liability, suits, claims or causes of action which may arise from loss or claim of loss resulting from any forged, improper, wrongful or unauthorized faxed order. The Company shall pay all actual attorney fees and costs reasonably incurred by Escrow Agent (or allocable to its in-house counsel), in connection with said claim(s).

(b)       Furthermore, all parties hereby agree that all current and future notices, confirmations and other communications regarding this Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth above or, solely with regards to business in the normal course, as otherwise from time to time changed or updated, directly by the party changing such information, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically-sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients' spam filters by the recipients email service provider or technology, or due to a recipients' change of address, or due to technology issues by the recipients' service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received.

4.5          Assignment. Except as permitted in this Section 4.5, neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of each of the other parties hereto. This Agreement shall inure to and be binding upon the parties hereto and their respective successors, heirs and permitted assigns. Any corporation into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent will be a party, or any corporation succeeding to all or substantially all the business of Escrow Agent will be the successor of Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

4.6          USA PATRIOT Act. The Company shall provide to Escrow Agent such information as Escrow Agent may reasonably require to permit Escrow Agent to comply with its obligations under the federal USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001). Escrow Agent shall not make any payment of all or a portion of the Escrow Fund, to any person unless and until such person has provided to Escrow Agent such documents as Escrow Agent may require to permit Escrow Agent to comply with its obligations under such Act. Further, Company represents and warrants to Escrow Agent that it is not a hedge fund. If Company is a hedge fund that is not sponsored by a registered investment advisor, the Company agrees to enter into the form of Due Diligence Agreement provided by Escrow Agent.

4.7          Termination. This Agreement shall terminate when all the Escrow Funds have been disbursed or returned in accordance with the provisions of this Agreement.

4.8          Time of Essence. Time is of the essence of these and all additional or changed instructions.

4.9          Counterparts. This Agreement may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

4.10        Governing Law and Jurisdiction. This Agreement shall be governed by, and shall be construed according to, the laws of the State of Arkansas. The parties hereby irrevocably submit to the exclusive jurisdiction of the state courts of Little Rock, Arkansas or, if proper subject matter jurisdiction exists, the United States District Court for the Central District of Arkansas, in any action or proceeding arising out of or relating to this Agreement. Each party hereto further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by registered or certified mail, return receipt requested, in the manner provided for herein. Each party hereto hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on improper venue or forum non conveniens or any similar basis.

4.11        Waiver of Jury Trial TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY EXPRESSLY, INTENTIONALLY, AND DELIBERATELY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE (EACH, A "CLAIM"). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. In the event that the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Agreement, the parties to this Agreement agree that any Claim, including any question of law or fact relating thereto, shall, at the written request of any party, be determined by judicial reference pursuant to Arkansas law. The parties shall select a single neutral referee, who shall be a retired state or federal judge. In the event that the parties cannot agree upon a referee, the court shall appoint the referee. The referee shall report a statement of decision to the court. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. The parties shall bear the fees and expenses of the referee equally, unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. The parties acknowledge that if a referee is selected to determine the Claims, then the Claims will not be decided by a jury.

4.12         Third Party Beneficiaries. There are no third-party beneficiaries to this Agreement, except that the Indemnified Partied referenced in Section 3.7 shall be third-party beneficiaries of this Agreement.

4.13         Insurance on Accounts. The parties acknowledge their familiarity with the $250,000 limitation on FDIC insurance of accounts held at a depository institution, which limitation applies on an aggregate basis for all accounts held by the same depositor at the same institution.

4.14        Use of Name. Neither the Company nor the Managing Broker-Dealer shall make any reference to Encore Bank in connection with the Offering except with respect to its role as Escrow Agent hereunder, and in no event will the Company or the Managing Broker-Dealer state or imply Escrow Agent has investigated or endorsed the Offering in any manner whatsoever.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement pursuant to due authority as of the date first set forth above.

Company:
NextTrip Privilege, Inc.

By: Frank “Donald” Orzechowski Its: Chief Financial Officer Tax ID No. 39-2608685

Company: NextTrip Privilege, Inc.

By: Donald Monaco Its: Chief Executive Officer Tax ID No. 39-2608685

Managing Broker-Dealer: ICON Capital Group LLC

By: John Calicchio Its: President and CEO Tax ID No. 74-6227770

Escrow Agent: Encore Bank

By: Scott K. Armstrong Its: SVP – Specialty Deposits Manager

EXHIBIT A
DISBURSEMENT NOTICE

 DISBURSEMENT OF OFFERING PROCEEDS

To Escrow Agent:

Encore Bank, as Escrow Agent
Attn: Escrow Servicing Group

(date)

Re:	Escrow Account No. 100799

Dear Escrow Agent:

1.       Reference is made to that certain Escrow Agreement dated as of January 09, 2026 by and among NextTrip Privilege, Inc., a Nevada Corporation, (the “Company”), ICON Capital Group LLC, a Texas Limited Liability Company, (the “Managing Broker-Dealer”) and Encore Bank, a Arkansas chartered bank (in its capacity as escrow holder, “Escrow Agent”)All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

2.       The Company hereby certifies that the Company has received and accepted subscriptions from investors and would like to disburse funds in accordance with the terms outlined in the disclosure materials and/or the Subscription Agreement.

3.       You are hereby directed to disburse Escrow Funds in the amount of $_____________ to the [Company/Managing Broker Dealer] as follows:

.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this statement as of the date first hereinabove set forth.

Company:
NextTrip Privilege, Inc.

By: Frank “Donald” Orzechowski
Its: Chief Financial Officer
Tax ID No. 39-2608685

Company:
NextTrip Privilege, Inc.

By: Donald Monaco
Its: Chief Executive Officer
Tax ID No. 39-2608685

Managing Broker-Dealer:
ICON Capital Group LLC

By: John Calicchio
Its: President and CEO
Tax ID No. 74-6227770

Escrow Agent:
Encore Bank

By: Scott K. Armstrong
Its: SVP – Specialty Deposits Manager

EXHIBIT B

DISBURSEMENT NOTICE

TERMINATION OF SUBSCRIPTION

To Escrow Agent:

Encore Bank, as Escrow Agent

Attn: Escrow Servicing Group

(date)

Re:	Escrow Account No. 100799

Dear Escrow Agent:

1.       Reference is made to that certain Escrow Agreement dated as of January 09, 2026 by and among NextTrip Privilege, Inc., a Nevada Corporation, (the “Company”), ICON Capital Group LLC, a Texas Limited Liability Company, (the “Managing Broker-Dealer”) and Encore Bank, a Arkansas chartered bank (in its capacity as escrow holder, “Escrow Agent”)All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

2.       The Company has terminated the Offering prior to the disbursement of offering proceeds pursuant to Section 2.1(d) of the Escrow Agreement.

3.       You are hereby directed to disburse the Escrow Funds to the subscribers in accordance with Section 2.1(c) of the Escrow Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this statement as of the date first hereinabove set forth.

Company:
NextTrip Privilege, Inc.

By: Frank “Donald” Orzechowski
Its: Chief Financial Officer
Tax ID No. 39-2608685

Company:
NextTrip Privilege, Inc.

By: Donald Monaco
Its: Chief Executive Officer
Tax ID No. 39-2608685

Managing Broker-Dealer:
ICON Capital Group LLC

By: John Calicchio
Its: President and CEO
Tax ID No. 74-6227770

Escrow Agent:
Encore Bank

By: Scott K. Armstrong
Its: SVP – Specialty Deposits Manager

EXHIBIT C

SCHEDULE OF FEES

Acceptance Fee	INCLUDED

To cover the acceptance of the Escrow Agent’s appointment, the study of the Escrow Agreement to which this Exhibit C is attached (the “Escrow Agreement”), and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group.

Annual Administration Fee	$1,500

The annual administration fee covers maintenance of the Escrow Account including safekeeping of assets in each such account, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent’s records, follow-up of the Escrow Agreement’s provisions, and any other safekeeping duties required by the Escrow Agent under the terms of the Escrow Agreement. Fee is based on the Escrow Amount being deposited in a non-interest-bearing deposit account, FDIC insured to the applicable limits.

1099 Tax Preparation Fee	INCLUDED

To cover preparation and mailing of appropriate of Form 1099-INT, if applicable for the escrow parties for each calendar year.

Incoming Wire Transaction Fees	INCLUDED

To cover the fee related to the processing of an incoming wire transaction to be posted to the Escrow Account.

Outgoing Wire Transaction Fees	INCLUDED

To cover the fee related to the processing of an outgoing wire transaction to be disbursed from the Escrow Account.

Any Other Transaction Fees	INCLUDED

To cover any required transaction fees, not covered above, for disbursements from the Escrow Account, including cash disbursements made via check and/or ACH payments to each of the Parties (as applicable), fees associated with postage and overnight delivery charges incurred by the Escrow Agent as required under the terms and conditions of the Escrow Agreement.

Legal Fees	NA

Other Fees

NOTE: Any other standard bank fees may apply. Please see current fee schedule for a summary of all bank fees.

*Escrow fees due upon account opening. Disbursement fees may apply

The Escrow Account Servicing Fee, if not paid at the time of final disbursement of the funds, may be debited by Escrow Agent from the balance remaining in the Escrow Account upon final disbursement of the funds.

SCHEDULE I

ESCROW ACCOUNT SIGNING AUTHORITY

Authorized Representative(s) of Company: Frank “Donald” Orzechowski

The undersigned certifies that the Beneficial Ownership and Control Person information currently on file with Encore bank is current and up to date and that each of the individuals listed below is an authorized representative of the Company with respect to any instruction or other action to be taken in connection with the Escrow Agreement and Encore Bank shall be entitled to rely on such list until a new list is furnished to Encore Bank.

Signature:	Signature:

Print Name: Frank “Donald” Orzechowski Title: Chief Financial Officer Phone: (203) 733-1356 Email: frank.orzechowski@nexttrip.com	Print Name: Donald Monaco Title: Chief Executive Officer Phone: Email: Donald.monaco@nexttrip.com

The undersigned further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Signature:
Name: Frank “Donald” Orzechowski Its: Chief Financial Officer
Date: 01/09/2026

**To be signed by corporate secretary/assistant secretary. When the secretary is among those authorized above, the president must sign in the additional signature space provided below. For entities other than corporations, an authorized signatory not signing above should sign this Escrow Account Signing Authority.

(Additional signature, if required)

Signature:
Name:
Its:
Date:

SCHEDULE II

ESCROW ACCOUNT SIGNING AUTHORITY

Authorized Representative(s) of Company: John Calicchio

The undersigned certifies that the Beneficial Ownership and Control Person information currently on file with Encore bank is current and up to date and that each of the individuals listed below is an authorized representative of the Company with respect to any instruction or other action to be taken in connection with the Escrow Agreement and Encore Bank shall be entitled to rely on such list until a new list is furnished to Encore Bank.

Signature:	Signature:

Print Name: John Calicchio Title: CEO/President Phone: 949-418-8669 Email: JC@ICONCAPG.COM	Print Name: Title: Phone: Email:

The undersigned further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Signature:
Name: John Calicchio Its: CEO/President
Date: 01/09/2026

**To be signed by corporate secretary/assistant secretary. When the secretary is among those authorized above, the president must sign in the additional signature space provided below. For entities other than corporations, an authorized signatory not signing above should sign this Escrow Account Signing Authority.

(Additional signature, if required)

Signature:
Name:
Its:
Date: